Exhibit 10.8

EXECUTION VERSION

OPTION AGREEMENT

CRYSTAL GATEWAY MARRIOTT

THIS OPTION AGREEMENT (this “Option Agreement”) is executed as of this 19th day of November, 2013 (the “Effective Date”) by ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP (“Ashford Prime OP”) and ASHFORD HOSPITALITY LIMITED PARTNERSHIP (“Ashford Trust OP”), with respect to the Property Entities (defined below); and ASHFORD TRS CORPORATION (“Ashford Trust TRS” and together with Ashford Trust OP, the “Grantors”) and ASHFORD PRIME TRS CORPORATION (“Ashford Prime TRS” and together with Ashford Prime OP, the “Optionees”), with respect to the TRS Entity (defined below).

WHEREAS, Ashford Trust OP directly or indirectly owns 100% of Ashford Crystal Gateway LP, a Delaware limited partnership (the “Property Partnership”), through its ownership of 100% of the limited partnership interest in the Property Partnership and 100% of the equity interest in Ashford Crystal Gateway GP LLC, the general partner of the Property Partnership (the “General Partner” and together with the Property Partnership, the “Property Entities”);

WHEREAS, Ashford Trust TRS owns 100% of the outstanding equity interest in Ashford Gateway TRS Corporation (the “TRS Entity”);

WHEREAS, the Property Partnership owns the hotel property more fully described on Exhibit A attached hereto, together with all improvements and personal property located thereon or related thereto (collectively, the “Property”) and the TRS Entity operates the Property pursuant to an operating lease with the Property Partnership;

WHEREAS, Ashford Prime OP desires to acquire from Ashford Trust OP, and Ashford Trust OP desires to grant to Ashford Prime OP, an option to purchase 100% of Ashford Trust OP’s interest in the Property Entities described above (collectively, the “Ashford Trust Equity Interests”) in exchange for the Property Purchase Price (defined below) and subject to the terms and conditions set forth herein;

WHEREAS, Ashford Prime TRS desires to acquire from Ashford Trust TRS, and Ashford Trust TRS desires to grant to Ashford Prime TRS, an option to purchase 100% of Ashford Trust TRS’ interest in the TRS Entity described above (the “Ashford Trust TRS Equity Interests”) in exchange for the TRS Purchase Price (defined below) and subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of ten dollars ($10.00) paid by the Optionees to the Grantors, the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Optionees and Grantors agree as follows:

ARTICLE I

THE OPTION

Section 1.1 Grant of Option. Ashford Trust OP hereby grants to Ashford Prime OP an irrevocable option to acquire the Ashford Trust Equity Interests in exchange for the Property Purchase Price, and Ashford Trust TRS hereby grants to Ashford Prime TRS an irrevocable option to acquire the Ashford Trust TRS Equity Interests in exchange for the TRS Purchase Price (collectively, the “Purchase Option”), in each case subject to the terms and conditions hereinafter set forth. Optionees acknowledge and agree that the options to purchase the Ashford Trust Equity Interests and the Ashford Trust TRS Equity Interests (collectively, the “Grantor Equity Interests”) may only be exercised together and simultaneously as a single Purchase Option.

Section 1.2 Term and Exercise of Option. The Purchase Option may be exercised beginning from and after the six month anniversary of the Effective Date through 5:00 p.m. on the 18 month anniversary of the Effective Date (the “Option Termination Date”). The Optionees may only exercise the Purchase Option by delivering a written purchase notice (“Purchase Notice”) substantially in the form of Exhibit B to the Grantors on or before the Option Termination Date. If Optionees do not deliver a Purchase Notice on or before the Option Termination Date, the Purchase Option shall be deemed terminated and shall be of no further force and effect, and the Grantors shall have no further obligations hereunder.

Section 1.3 Purchase Price and Payment.

(a) The full purchase price for the Property Entities (as adjusted pursuant to Section 2.7(b) and the other terms of this Option Agreement, the “Property Purchase Price”) upon the exercise of the Purchase Option shall be equal to the fair market value of the Property at the time of the exercise of the Purchase Option, as determined by an appraisal performed by a nationally recognized appraiser jointly selected by Ashford Trust OP and Ashford Prime OP, as encumbered by the Property lease with Ashford Trust TRS. The Property Purchase Price is payable in common units of limited partnership of Ashford Prime OP (“Ashford Prime OP Units”), with the number of Ashford Prime OP Units being calculated based on the assumption that the Value (as defined below) of each Ashford Prime OP Unit will equal the Value of a share common stock of Ashford Hospitality Prime, Inc. (“Ashford Prime”), calculated as of the date the Purchase Option is exercised (the “Option Exercise Date”). The issuance of the Ashford Prime OP Units shall be evidenced by an amendment to the operating partnership agreement of Ashford Prime OP in such form as shall be reasonably acceptable to Ashford Trust OP (the “Partnership Amendment”).

As used herein, the term “Value” shall mean, with respect to a share of common stock of Ashford Prime, the average of the daily market price for the ten (10) consecutive trading days immediately preceding a specified date. The market price for each such trading day shall be: (i) if the stock of Ashford Prime is listed or admitted to trading on any securities exchange or the NASDAQ National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if the stock of Ashford Prime is not listed or admitted to trading on any securities exchange or the

NASDAQ National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner; or (iii) if the stock of Ashford Prime is not listed or admitted to trading on any securities exchange or the NASDAQ National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided, however, that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of a share of common stock of Ashford Prime shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

(b) The full purchase price for the TRS Entity (the “TRS Purchase Price”) upon the exercise of the Purchase Option shall be an amount of cash equal to the fair market value of the TRS Entity at the time of the exercise of the Purchase Option, as determined by an appraisal performed by a nationally recognized appraiser jointly selected by Ashford Trust OP and Ashford Prime OP.

(c) The transfer of the Property Entities pursuant to this Agreement is intended to be a contribution governed by Section 721(a) of the Code. Ashford Trust OP and Ashford Prime OP agree to such tax treatment and shall file their respective Tax Returns consistent with such treatment, unless otherwise required by applicable law.

ARTICLE II

CONTRACT TO PURCHASE OR CONTRIBUTE AND CLOSING PROCEDURES

Section 2.1 Purchase and Sale or Contribution. Upon Optionees’ exercise of the Purchase Option, Ashford Trust OP shall, subject to Section 2.2 hereof, contribute to Ashford Prime OP, and Ashford Prime OP shall accept from Ashford Trust OP, the Ashford Trust Equity Interests, free and clear of all Encumbrances (defined below) in exchange for the Property Purchase Price. Simultaneously, Ashford Trust TRS shall, subject to Section 2.2 hereof, sell, transfer, assign, and convey to Ashford Prime TRS, and Ashford Prime TRS shall purchase from Ashford Trust TRS, the Ashford Trust TRS Equity Interests, free and clear of all Encumbrances in exchange for the TRS Purchase Price. Each such sale shall be closed in accordance with this Article II.

Section 2.2 Closing. The Purchase Notice delivered by Optionees upon exercise of the Purchase Option shall specify a closing date (“Closing Date”), which date will be no later than the first day of a calendar month following the date that is 90 days from the date of delivery of the Purchase Notice, for the closing (the “Closing”) of the transactions contemplated by this Option Agreement. The Closing shall be held at a place and time determined by mutual agreement of Optionees and Grantors, or if Optionees and Grantors fail to mutually agree, at a place and time determined by Ashford Prime OP in its sole discretion. At or before such

Closing, Optionees and Grantors will execute and deliver all closing documents required by the parties in accordance with Section 2.4 (the “Closing Documents”).

Section 2.3 Conditions to Performance of Obligations. Upon exercise of the Purchase Option by the Optionees, the transactions contemplated by this Option Agreement and the Closing Documents will be consummated subject only to satisfaction of the following conditions or written waiver of such conditions by Optionees and Grantors:

(i) All consents and approvals of Governmental Authorities or third parties, including the waiver of any applicable right of first offer or right of first refusal with respect to each Property Entity, the TRS Entity or the Property, necessary for the parties to consummate the transactions contemplated hereby (except for those the absence of which would not have a material adverse effect on the ability of the parties to consummate the transactions contemplated by this Option Agreement) shall have been obtained.

(ii) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other Order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of any of the transactions contemplated in this Option Agreement nor shall any of the same brought by a Government Authority of competent jurisdiction be pending that seeks the foregoing.

(iii) The consummation of the transactions contemplated by this Option Agreement shall not cause Ashford Hospitality Trust, Inc. (“Ashford Trust”), Ashford Trust OP or any affiliate to breach any covenants under that certain Credit Agreement, dated September 26, 2011, by and among Grantor, Ashford Trust, KeyBanc Capital Markets and KeyBank, National Association, as amended (the “Ashford Trust Credit Agreement”).

Section 2.4 Closing Deliverables.

(a) At the Closing, Ashford Trust OP shall execute, acknowledge where deemed desirable or necessary by Ashford Prime OP, and deliver to Ashford Prime OP, in addition to any other documents mentioned elsewhere herein, the following:

(i) An assignment, assumption and admission agreement (“Assignment Agreement”) substantially in the form of Exhibit C with respect to each Property Entity, assigning 100% of the equity interest of such Property Entity held by Ashford Trust OP to Ashford Prime OP, with each Property Entity acknowledging the admission of Ashford Prime OP as the successor to Ashford Trust OP’s existing equity interest in such Property Entity and further acknowledging Ashford Prime OP’s admission as a partner or member of such Property Entity, as applicable.

(ii) A closing certificate which shall be in a form reasonably satisfactory to Ashford Prime OP and shall reaffirm the accuracy, in all material respects, of all representations and warranties and the satisfaction, in all material respects, of all covenants made by Ashford Trust OP in Article III hereof.

(iii) A certified copy of all appropriate corporate resolutions or partnership actions authorizing the execution, delivery and performance by Ashford Trust OP of this Option Agreement and the Closing Documents to which Ashford Trust OP is a party.

(iv) The Guarantee Schedule (as defined in Section 8.1(c)).

(v) Any other documents reasonably necessary to contribute the Ashford Trust Equity Interests to Ashford Prime OP, to admit Ashford Trust OP as a partner of Ashford Prime OP, and to effectuate the transactions contemplated hereby.

(b) At the Closing, Ashford Trust TRS shall execute, acknowledge where deemed desirable or necessary by Ashford Prime TRS, and deliver to Ashford Prime TRS, in addition to any other documents mentioned elsewhere herein, the following:

(i) An Assignment Agreement with respect to the TRS Entity, assigning 100% of the equity interest of the TRS Entity held by Ashford Trust TRS to Ashford Prime TRS, with the TRS Entity acknowledging the admission of Ashford Prime TRS as the successor to Ashford Trust TRS’s existing equity interest in the TRS Entity and further acknowledging Ashford Prime TRS’s admission as a stockholders of the TRS Entity.

(ii) A closing certificate which shall be in a form reasonably satisfactory to Ashford Prime TRS and shall reaffirm the accuracy, in all material respects, of all representations and warranties and the satisfaction, in all material respects, of all covenants made by Ashford Trust TRS in Article IV hereof.

(iii) A certified copy of all appropriate corporate resolutions authorizing the execution, delivery and performance by Ashford Trust TRS of this Option Agreement and the Closing Documents to which Ashford Trust TRS is a party.

(iv) Any other documents reasonably necessary to assign, transfer and convey the TRS Entity to Ashford Prime TRS and effectuate the transactions contemplated hereby.

(c) At the Closing, Ashford Prime and/or Ashford Prime OP, as applicable, shall execute, acknowledge where deemed desirable or necessary by Ashford Trust OP, and deliver to Ashford Trust OP, in addition to any other documents mentioned elsewhere herein, the following:

(i) The Partnership Amendment.

(ii) A registration rights agreement with respect to the registration of the common stock of Ashford Prime into which the Ashford Prime OP Units may be converted, at the option of Ashford Prime, upon the redemption of the Ashford Prime OP Units, as provided in the limited partnership agreement of Ashford Prime OP.

(iii) The Assignment Agreement with respect to each Property Entity.

(iv) A tax protection and reporting agreement, in a form acceptable to Ashford Trust OP, pursuant to which Ashford Prime OP will agree not to take any actions with respect to the Property that would result in any liability of Ashford Trust OP pursuant to that certain Tax Protection and Reporting Agreement by and among Ashford Trust OP and Robert H. Smith and Robert P. Kogod, for themselves and as representatives of the Eads Partners, dated as of July 13, 2006.

(v) The Guarantee Schedule.

(d) At the Closing, Ashford Prime TRS shall execute, acknowledge where deemed desirable or necessary by Ashford Trust TRS, and deliver to Ashford Trust TRS, in addition to any other documents mentioned elsewhere herein, the following:

(i) The TRS Purchase Price by making a wire transfer of immediately available federal funds to the account of Ashford Trust TRS (or other party designated by Ashford Trust TRS).

(ii) The Assignment Agreement with respect to the TRS Entity.

Section 2.5 Closing Costs. In connection with the exercise of the Purchase Option, each party shall be responsible for the payment of the fees and expenses of their respective legal counsel, accountants and other professional advisors; Ashford Prime OP shall pay for all applicable transfer taxes and recording fees; and all other closing costs shall be allocated to the parties in accordance with the custom of the jurisdiction in which the Property is located.

Section 2.6 Further Assurances. The Grantors, from time to time, shall execute and deliver to the applicable Optionee all such other and further instruments and documents and take or cause to be taken all such other and further action as either Optionee may reasonably request in order to effect the transactions contemplated by this Option Agreement, including instruments or documents deemed necessary or desirable by Optionees to effect and evidence the conveyance of the Grantor Equity Interests in accordance with the terms of this Option Agreement.

Section 2.7 Adjustments to Property Purchase Price.

(a) All revenues and expenses with respect to the Property, and applicable to the period of time before and after Closing, determined in accordance with sound accounting principles consistently applied, shall be allocated between Ashford Trust OP and Ashford Prime OP as provided herein. Pursuant to such allocation, unless otherwise set forth herein, Ashford Trust OP shall be entitled to all revenue and shall be responsible for all expenses for the period of time up to but not including the Closing Date, and Ashford Prime OP shall be entitled to all revenue and shall be responsible for all expenses for the period of time from, after and including the Closing Date. Such allocations and adjustments shall be shown on the closing statement (with such supporting documentation as the parties hereto may reasonably require) and shall not affect the Property Purchase Price but shall be settled in cash. Any revenue received or expense incurred by Ashford Trust OP or Ashford Prime OP (or the Property Entities or TRS Entity) with respect to the Property from and after the Closing Date shall be promptly allocated in the manner described herein and the parties shall promptly pay or reimburse any amount due. In the event the Closing Date is not the first day of a calendar month, the parties agree that the foregoing allocation of revenues and expenses for the month in which the Closing Date occurs shall be accomplished by a straight-line proration (based on the number of days in the calendar month in which the Closing occurs) of the estimated distribution for such month to be remitted by the management company of the Property (“Property Manager”) following such calendar month, subject to adjustment upon receipt of the actual amount of such distribution from Property Manager.

(b) Ashford Prime OP shall receive a credit against the Property Purchase Price in an amount equal to the sum of (a) the outstanding principal amount of the existing mortgage loan against the Property on the Closing Date (the “Existing Mortgage”), and (b) the portion of the debt service payment due on the next payment date for the Existing Mortgage that accrues to the period prior to the Closing Date. Ashford Trust OP shall receive a payment in cash in an amount equal to the balance as of the Closing Date of any FF&E or similar reserve held by the Property Manager. Except as otherwise provided in this Section 2.7(b), the parties agree that all working capital prorations shall be accomplished in full (including prorations for real and personal property ad valorem Taxes) by Ashford Prime OP making a cash payment to Ashford Trust OP in an amount equal to the balance of the working capital investment required by Property Manager.

Section 2.8 Right to Terminate.

(a) Ashford Prime OP, in its sole discretion, may terminate this Option Agreement and the obligation of the Optionees to acquire the Grantor Equity Interests if the Value of the Ashford Prime OP Units to be delivered as the Property Purchase Price, calculated as of the Business Day immediately preceding the Closing Date, has increased by more than 20% of the Value of such Ashford Prime OP Units as of the Option Exercise Date.

(b) Ashford Trust OP, in its sole discretion, may terminate this Option Agreement and the obligation of the Grantors to convey the Grantor Equity Interests if the Value of the Ashford Prime OP Units to be delivered as the Property Purchase Price, calculated as of the Business Day immediately preceding the Closing Date, has decreased by more than 20% of the Value of such Ashford Prime OP Units as of the Option Exercise Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF ASHFORD TRUST OP

As a material inducement to Optionees to enter into this Option Agreement and to consummate the transactions contemplated hereby, Ashford Trust OP hereby makes to Optionees each of the representations and warranties and covenants set forth in this Article III. The representations and warranties set forth in this Article III are true as of the date hereof. As a condition to Optionees’ obligation to complete the purchase of the Grantor Equity Interests after the exercise of the Purchase Option, such representations and warranties must continue to be true and correct, in all material respects, as of the Closing Date.

Section 3.1 Organization. Ashford Trust OP and each of the Property Entities are duly organized, validly existing and in good standing under the laws of the respective jurisdiction of such entity’s organization.

Section 3.2 Authorization of Transaction. Subject to the receipt of third-party consents and waivers as required as a condition to closing pursuant to Section 2.3(i), Ashford Trust OP has full right, authority, power and capacity to: (i) enter into this Option Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of Ashford Trust OP pursuant to this Option Agreement, including, without limitation, the Closing Documents to which it is a party; (ii) carry out the transactions contemplated hereby and thereby; and (iii) contribute the Ashford Trust Equity Interests to Ashford Prime OP (or its designee) upon payment therefor in accordance with this Option Agreement. This Option Agreement and each agreement, document and instrument executed and delivered by or on behalf of Ashford Trust OP pursuant to this Option Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Ashford Trust OP, each enforceable in accordance with its respective terms.

Section 3.3 Authority to Conduct Business. Each Property Entity is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each Property Entity has full power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it, including the Property. Ashford Trust OP has delivered to Ashford Prime OP correct and complete copies of the partnership or limited liability company agreement, as applicable of each Property Entity, as amended to date (each, an “Operating Agreement”). No Property Entity is in default under or in violation of any provision of its Operating Agreement.

Section 3.4 Noncontravention. Subject to the receipt of third-party consents and waivers as required as a condition to closing pursuant to Section 2.3(i), the execution, delivery and performance of this Option Agreement and each additional agreement, document and instrument to be executed and delivered by or on behalf of Ashford Trust OP pursuant to this Option Agreement, including, without limitation, the Closing Documents: (A) does not and will not violate the Operating Agreement of any Property Entity or Ashford Trust OP’s partnership agreement; (B) does not and will not violate any foreign, federal, state, local or other Law applicable to any Property Entity or Ashford Trust OP, or require any Property Entity or Ashford Trust OP to obtain any approval, consent or waiver of, or make any filing with, any Person or authority (governmental or otherwise) that has not been obtained or made or which does not remain in effect; and (C) subject to the satisfaction of the condition set forth in Section 2.3(iii), does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, Lien, lease, permit, authorization, Order, writ, judgment, injunction, decree, determination or arbitration award to which any Property Entity or Ashford Trust OP is a party or by which the property of any Property Entity or Ashford Trust OP is bound or affected, or result in the creation of any Encumbrance on any Property Entity or the Ashford Trust Equity Interests.

Section 3.5 No Encumbrances. Subject to the receipt of third-party consents and waivers as required as a condition to closing pursuant to Section 2.3(i), as of the Closing Date, Ashford Trust OP will be the beneficial and record holder of the Ashford Trust Equity Interests, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state (“Blue Sky Laws”)), claim, Lien, pledge, voting agreement, option, charge, security interest, mortgage, deed of trust, encumbrance, rights of assignment, purchase rights or other rights of any nature whatsoever of any third party (collectively, “Encumbrances”), and as of the Closing Date, Ashford Trust OP will have the full power and authority to convey the Ashford Trust Equity Interests free and clear of any Encumbrances, and upon delivery of the Assignment Agreement by Ashford Trust OP conveying the Ashford Trust Equity Interests and receipt by Ashford Trust OP of the Property Purchase Price as herein provided, Ashford Prime OP (or its designee) will acquire good and valid title thereto, free and clear of all Encumbrances. No Property Entity has issued any outstanding partnership, LLC membership or other equity ownership interests and no Property Entity has any outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights, agreements, arrangements or understanding of any character obligating any Property Entity to (i) issue, deliver or sell, or cause to be issued, delivered or sold, additional equity ownership interests in such Property Entity or any securities or obligations convertible into or exchangeable for ownership interests in such Property Entity; or (ii) grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right, agreement, arrangement or understanding.

Section 3.6 No Other Agreements to Sell. Ashford Trust OP represents that it has made no agreement with, and will not enter into any agreement with, and has no obligation (absolute or contingent) to, any other Person or firm to sell, transfer or in any way encumber the Ashford Trust Equity Interests or to not sell the Ashford Trust Equity Interests, or to enter into any agreement with respect to a sale, transfer or Encumbrance of or put or call right with respect to the Ashford Trust Equity Interests.

Section 3.7 Title to Assets. The Property Partnership has good and marketable or indefeasible fee simple title to the Property. The Property is owned by the Property Partnership free and clear of all Encumbrances, except the Existing Mortgage and any other Encumbrances set forth in the existing title policy for the Property (and any updated title report or commitment thereto), copies of which have been made available to Ashford Prime OP. No Property Entity owns nor has any interest in any other assets or liabilities. No Property Entity is in default in any manner, nor has any event occurred that with the passage of time would cause any Property Entity to be in default in any manner, under any provision of the Existing Mortgage or any other agreement or instrument to which any Property Entity is a party or by which it or the Property may be bound.

Section 3.8 Compliance With Laws. Each Property Entity has conducted its business in compliance with all applicable Laws, except for such failures that would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the condition, financial or otherwise, or the earnings or business affairs of any Property Entity or the Property.

Section 3.9 Licenses and Permits. Each Property Entity possesses such certificates, authorities or permits issued by the appropriate state or federal agencies or bodies necessary to conduct the business conducted by it to the extent that failure to have any such certificates, authorities or permits would have a material adverse effect on such entity. None of Ashford Trust OP or any Property Entity has received any written notice of proceedings relating to the revocation or modification or any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings or business affairs of any Property Entity or the Property.

Section 3.10 Taxes. Except as set forth on Schedule 3.10 attached hereto, (i) all Taxes (including, but not limited to, real estate and personal property Taxes due and owing with respect to the Property) required to be paid by each Property Entity on or before the date hereof have been paid and all Tax Returns required to be filed on or before the date hereof (taking into account any extensions to file previously received) by or on behalf of any Property Entity have been timely filed; and (ii) there is no action, suit or proceeding pending against or threatened with respect to any Property Entity or the Property in respect of any Tax, nor is any claim for additional Tax asserted by any Property Entity nor are any of the Property Entity’s federal, state and local income or franchise Tax Returns the subject of any audit or examination by any taxing authority. Except as set forth on Schedule 3.10 attached hereto, no Property Entity has executed or filed with the Internal Revenue Service or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other Taxes.

Section 3.11 Litigation. Except as set forth in Schedule 3.11, there is no action, suit or proceeding pending or, to the knowledge of Ashford Trust OP, threatened against Ashford Trust OP or any Property Entity which, if adversely determined, would reasonably be expected to have a material and adverse effect on the condition, financial or otherwise, or the earnings or business affairs of any Property Entity or the Property. There is no action, suit, or proceeding pending or, to the knowledge of Ashford Trust OP, threatened against Ashford Trust OP which challenges or impairs the ability of Ashford Trust OP to execute or deliver, or materially perform its obligations under this Option Agreement or to consummate the transactions hereby or thereby, except as would not, individually or in the aggregate, reasonably be expected to have a materially and adverse effect on the condition, financial or otherwise, or the earnings or business affairs of any Property Entity.

Section 3.12 No Insolvency Proceedings. No bankruptcy or similar insolvency proceeding has been filed, or is currently contemplated, with respect to Ashford Trust OP or any of the Property Entities.

Section 3.13 Investment Representations. Ashford Trust OP hereby represents:

(a) Ashford Trust OP will be acquiring the Ashford Prime OP Units for its own account and not with the view to the sale or distribution of the same or any part thereof in violation of the Securities Act of 1933, as amended (the “Act”).

(b) Ashford Trust OP understands that the Ashford Prime OP Units to be issued to Ashford Trust OP, if any, will not be registered under the Act, or the securities laws of any state

(“Blue Sky Laws”) by reason of a specific exemption or exemptions from registration under the Act and applicable Blue Sky Laws and that Ashford Prime OP’s reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of Ashford Trust OP.

(c) Ashford Trust OP understands that, for the reasons set forth in paragraph (b) above the Ashford Prime OP Units may not be offered, sold, transferred, pledged (other than pursuant to the Ashford Trust Credit Agreement) or otherwise disposed of by Ashford Trust OP except (i) pursuant to an effective registration statement under the Act and any applicable Blue Sky Laws, (ii) pursuant to a no-action letter issued by the Securities and Exchange Commission to the effect that a proposed transfer of the Ashford Prime OP Units may be made without registration under the Act, together with either registration or an exemption under applicable Blue Sky Laws, or (iii) upon Ashford Prime OP or Ashford Prime, as the case may be, receiving an opinion of counsel knowledgeable in securities law matters and reasonably acceptable to Ashford Prime OP to the effect that the proposed transfer is exempt from the registration requirements of the Act and any applicable Blue Sky Laws, and that, accordingly, Ashford Trust OP must bear the economic risk of an investment in Ashford Prime Common Units for an indefinite period of time.

(d) Ashford Trust OP is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Act.

(e) Ashford Trust OP understands that an investment in Ashford Prime involves substantial risks. Ashford Trust OP has had the opportunity to review all documents and information which it has requested concerning its investment in Ashford Prime OP and Ashford Prime and to ask questions of the proposed management of Ashford Prime OP and Ashford Prime, which questions were answered to its satisfaction.

(f) Ashford Trust OP understands that the Ashford Prime OP Units (and any shares of common stock of Ashford Prime issued upon exchange of the Ashford Prime OP Units) will bear a legend substantially to the effect of the following:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or the securities laws of any state. The securities may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Act and under any applicable state securities laws, receipt of a no-action letter issued by the Securities and Exchange Commission (together with either registration or an exemption under applicable state securities laws) or an opinion of counsel acceptable to Ashford Hospitality Prime Limited Partnership and Ashford Hospitality Prime, Inc. that the proposed transaction will be exempt from registration under the Act and applicable state securities laws.

and that Ashford Prime OP or Ashford Hospitality Prime, Inc, as the case may be, reserve the right to place a stop order against the transfer of the Ashford Prime OP Units (and any shares of common stock of Ashford Prime issued upon exchange of the Ashford Prime OP Units), and to refuse to effect any transfers thereof, in the absence of satisfying the conditions contained in the foregoing legend.

Section 3.14 No Other Representations and Warranties. Other than the representations and warranties expressly set forth in this Article III, Ashford Trust OP shall not be deemed to have made any other representation or warranty in connection with this Option Agreement or the transactions contemplated hereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ASHFORD TRUST TRS

As a material inducement to Optionees to enter into this Option Agreement and to consummate the transactions contemplated hereby, Ashford Trust TRS hereby makes to Optionees each of the representations and warranties and covenants set forth in this Article IV. The representations and warranties set forth in this Article IV are true as of the date hereof. As a condition to Optionees’ obligation to complete the purchase of the Grantor Equity Interests after the exercise of the Purchase Option, such representations and warranties must continue to be true, in all material respects, as of the date of the Closing.

Section 4.1 Organization. Ashford Trust TRS and the TRS Entity are duly organized, validly existing and in good standing under the laws of the respective jurisdiction of such entity’s organization.

Section 4.2 Authorization of Transaction. Subject to the receipt of third-party consents as required as a condition to closing pursuant to Section 2.3(i), Ashford Trust TRS has full right, authority, power and capacity to: (i) enter into this Option Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of Ashford Trust TRS pursuant to this Option Agreement, including, without limitation, the Closing Documents to which it is a party; (ii) carry out the transactions contemplated hereby and thereby; and (iii) transfer, sell and deliver the Ashford Trust TRS Equity Interests to Ashford Prime TRS (or its designee) upon payment therefor in accordance with this Option Agreement. This Option Agreement and each agreement, document and instrument executed and delivered by or on behalf of Ashford Trust TRS pursuant to this Option Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Ashford Trust TRS, each enforceable in accordance with its respective terms.

Section 4.3 Authority to Conduct Business. The TRS Entity is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The TRS Entity has full power and authority and all material licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Ashford Trust TRS has delivered to Ashford Prime TRS correct and complete copies of the governing documents of the TRS Entity, as amended to date. The TRS Entity is not in default under or in violation of any provision of its governing documents.

Section 4.4 Noncontravention. Subject to the receipt of third-party consents as required as a condition to closing pursuant to Section 2.3(i), the execution, delivery and performance of this Option Agreement and each additional agreement, document and instrument to be executed and delivered by or on behalf of Ashford Trust TRS pursuant to this Option Agreement, including, without limitation, the Closing Documents: (A) does not and will not violate the governing documents of the TRS Entity or Ashford Trust TRS’s governing documents; (B) does not and will not violate any foreign, federal, state, local or other Law applicable to the TRS Entity or Ashford Trust TRS, or require the TRS Entity or Ashford Trust TRS to obtain any approval, consent or waiver of, or make any filing with, any Person or authority (governmental or otherwise) that has not been obtained or made or which does not remain in effect; and (C) subject to the satisfaction of the condition set forth in Section 2.3(iii), does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, Lien, lease, permit, authorization, Order, writ, judgment, injunction, decree, determination or arbitration award to which the TRS Entity or Ashford Trust TRS is a party or by which the property of the TRS Entity or Ashford Trust TRS is bound or affected, or result in the creation of any Encumbrance on the TRS Entity or the Ashford Trust TRS Equity Interests.

Section 4.5 No Encumbrances. Subject to the receipt of third-party consents and waivers as required as a condition to closing pursuant to Section 2.3(i), as of the Closing Date, Ashford Trust TRS will be the beneficial and record holder of the Ashford Trust TRS Equity Interests, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act or any Blue Sky Laws) or Encumbrances; and as of the Closing Date, Ashford Trust TRS will have the full power and authority to convey the Ashford Trust TRS Equity Interests free and clear of any Encumbrances, and upon delivery of the Assignment Agreement by Ashford Trust TRS conveying the Ashford Trust TRS Equity Interests and receipt by Ashford Trust TRS of the TRS Purchase Price as herein provided, Ashford Prime TRS (or its designee) will acquire good and valid title thereto, free and clear of all Encumbrances. The TRS Entity has not issued any outstanding common or preferred stock or other equity ownership interests, and the TRS Entity has no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights, agreements, arrangements or understanding of any character obligating the TRS Entity to (i) issue, deliver or sell, or cause to be issued, delivered or sold, additional equity ownership interests in the TRS Entity or any securities or obligations convertible into or exchangeable for ownership interests in the TRS Entity; or (ii) grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right, agreement, arrangement or understanding.

Section 4.6 No Other Agreements to Sell. Ashford Trust TRS represents that it has made no agreement with, and will not enter into any agreement with, and has no obligation (absolute or contingent) to, any other Person or firm to sell, transfer or in any way encumber the Ashford Trust TRS Equity Interests or to not sell the Ashford Trust TRS Equity Interests, or to enter into any agreement with respect to a sale, transfer or Encumbrance of or put or call right with respect to the Ashford Trust TRS Equity Interests.

Section 4.7 Compliance With Laws. The TRS Entity has conducted its business in compliance with all applicable Laws, except for such failures that would not,

individually or in the aggregate, reasonably be expected to materially and adversely affect the condition, financial or otherwise, or the earnings or business affairs of the TRS Entity or the Property.

Section 4.8 Licenses and Permits. The TRS Entity possesses such certificates, authorities or permits issued by the appropriate state or federal agencies or bodies necessary to conduct the business conducted by it to the extent that failure to have any such certificates, authorities or permits would have a material adverse effect on such entity. Neither Ashford Trust TRS nor the TRS Entity has received any written notice of proceedings relating to the revocation or modification or any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings or business affairs of the TRS Entity or the Property.

Section 4.9 Taxes. Except as set forth on Schedule 4.9 attached hereto, (i) all Taxes required to be paid by the TRS Entity on or before the date hereof have been paid and all Tax Returns required to be filed on or before the date hereof (taking into account any extensions to file previously received) by or on behalf of the TRS Entity have been timely filed; and (ii) there is no action, suit or proceeding pending against or threatened with respect to the TRS Entity in respect of any Tax, nor is any claim for additional Tax asserted by the TRS Entity nor are any of the TRS Entity’s federal, state and local income or franchise Tax Returns the subject of any audit or examination by any taxing authority. Except as set forth on Schedule 4.9 attached hereto, the TRS Entity has not executed or filed with the Internal Revenue Service or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other Taxes.

Section 4.10 Litigation. Except as set forth in Schedule 4.10, there is no action, suit or proceeding pending or, to the knowledge of Ashford Trust TRS, threatened against Ashford Trust TRS or the TRS Entity which, if adversely determined, would reasonably be expected to have a material and adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the TRS Entity. There is no action, suit, or proceeding pending or, to the knowledge of Ashford Trust TRS, threatened against Ashford Trust TRS which challenges or impairs the ability of Ashford Trust TRS to execute or deliver, or materially perform its obligations under this Option Agreement or to consummate the transactions hereby or thereby, except as would not, individually or in the aggregate, reasonably be expected to have a materially and adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the TRS Entity.

Section 4.11 No Insolvency Proceedings. No bankruptcy or similar insolvency proceeding has been filed, or is currently contemplated, with respect to Ashford Trust TRS or the TRS Entity.

Section 4.12 No Other Representations and Warranties. Other than the representations and warranties expressly set forth in this Article IV, Ashford Trust TRS shall not be deemed to have made any other representation or warranty in connection with this Option Agreement or the transactions contemplated hereby.

ARTICLE V

REPRESENTATIONS, WARRANTIES OF ASHFORD PRIME OP

As a material inducement to the Grantors to enter into this Option Agreement and to consummate the transactions contemplated hereby, Ashford Prime OP hereby makes to the Grantors each of the representations and warranties set forth in this Article V. The representations and warranties set forth in this Article V are true as of the date hereof. As a condition to Grantors’ obligation to complete the contribution or sale of the Grantor Equity Interests after the exercise of the Purchase Option, such representations and warranties must continue to be true and correct, in all material respects, as of the date of the Closing.

Section 5.1 Organization. Ashford Prime OP is duly organized, validly existing and in good standing as a limited partnership under the laws of the State of Delaware.

Section 5.2 Authority. Ashford Prime OP hereby represents and warranties that it has full right, authority, power and capacity to: (i) enter into this Option Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of it pursuant to this Option Agreement, including without limitation, the Closing Documents to which it is a party; and (ii) carry out the transactions contemplated hereby and thereby. This Option Agreement and each agreement, document and instrument executed and delivered by Ashford Prime OP pursuant to this Option Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Ashford Prime OP, each enforceable in accordance with its respective terms.

Section 5.3 Noncontravention. The execution, delivery and performance of this Option Agreement and each additional agreement, document and instrument to be executed and delivered by or on behalf of Ashford Prime OP pursuant to this Option Agreement: (A) does not and will not violate the partnership agreement of Ashford Prime OP; (B) does not and will not violate any foreign, federal, state, local or other Law applicable to Ashford Prime OP, or require Ashford Prime OP to obtain any approval, consent or waiver of, or make any filing with, any Person or authority (governmental or otherwise) that has not been obtained or made or which does not remain in effect; and (C) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, Lien, lease, permit, authorization, Order, writ, judgment, injunction, decree, determination or arbitration award to which Ashford Prime OP is a party or by which the property of Ashford Prime OP is bound or affected.

Section 5.4 Litigation. There is no action, suit or proceeding pending or to Ashford Prime OP’s knowledge, threatened against Ashford Prime OP, that challenges or would reasonably be expected to impair the ability of Ashford Prime OP to execute or deliver or materially perform its obligations under this Option Agreement and the documents executed by it pursuant to this Option Agreement or to consummate the transactions contemplated hereby or thereby.

Section 5.5 Validity of Ashford Prime OP Units. The Ashford Prime OP Units to be issued to AHT OP upon the exercise of the Purchase Option will be duly authorized by Ashford Prime OP and, when issued against the consideration therefor, will be validly issued by Ashford Prime OP, free and clear of all Liens created by Ashford Prime OP.

Section 5.6 No Other Representations and Warranties. Other than the representations and warranties expressly set forth in this Article V, Ashford Prime OP shall not be deemed to have made any other representation or warranty in connection with this Option Agreement or the transactions contemplated hereby.

ARTICLE VI

REPRESENTATIONS, WARRANTIES OF ASHFORD PRIME TRS

As a material inducement to the Grantors to enter into this Option Agreement and to consummate the transactions contemplated hereby, Ashford Prime TRS hereby makes to the Grantors each of the representations and warranties set forth in this Article VI. The representations and warranties set forth in this Article VI are true as of the date hereof. As a condition to Grantors’ obligation to complete the sale of the Grantor Equity Interests after the exercise of the Purchase Option, such representations and warranties must continue to be true and correct, in all material respects, as of the date of the Closing.

Section 6.1 Organization. Ashford Prime TRS is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware.

Section 6.2 Authority. Ashford Prime TRS hereby represents and warranties that it has full right, authority, power and capacity to: (i) enter into this Option Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of it pursuant to this Option Agreement, including without limitation, the Closing Documents to which it is a party; and (ii) carry out the transactions contemplated hereby and thereby. This Option Agreement and each agreement, document and instrument executed and delivered by Ashford Prime TRS pursuant to this Option Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Ashford Prime TRS, each enforceable in accordance with its respective terms.

Section 6.3 Noncontravention. The execution, delivery and performance of this Option Agreement and each additional agreement, document and instrument to be executed and delivered by or on behalf of Ashford Prime TRS pursuant to this Option Agreement: (A) does not and will not violate the governing documents of Ashford Prime TRS; (B) does not and will not violate any foreign, federal, state, local or other Law applicable to Ashford Prime TRS, or require Ashford Prime TRS to obtain any approval, consent or waiver of, or make any filing with, any Person or authority (governmental or otherwise) that has not been obtained or made or which does not remain in effect; and (C) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, Lien, lease, permit, authorization, Order, writ, judgment, injunction, decree, determination or arbitration award to which Ashford Prime TRS is a party or by which the property of Ashford Prime TRS is bound or affected.

Section 6.4 Litigation. There is no action, suit or proceeding pending or to Ashford Prime TRS’ knowledge, threatened against Ashford Prime TRS, that challenges or would reasonably be expected to impair the ability of Ashford Prime TRS to execute or deliver or materially perform its obligations under this Option Agreement and the documents executed by it pursuant to this Option Agreement or to consummate the transactions contemplated hereby or thereby.

Section 6.5 No Other Representations and Warranties. Other than the representations and warranties expressly set forth in this Article VI, Ashford Prime TRS shall not be deemed to have made any other representation or warranty in connection with this Option Agreement or the transactions contemplated hereby.

ARTICLE VII

COVENANTS

Section 7.1 Covenant Not to Substantially Alter the Grantor Equity Interests. From the date hereof through the earlier of the Closing Date or the Option Termination Date, except as otherwise provided for or as contemplated by this Option Agreement or the other agreements, documents and instruments contemplated hereby, Grantors shall not, without the prior written consent of Ashford Prime OP:

(a) sell, transfer or otherwise dispose of all or any portion of the Grantor Equity Interests;

(b) further mortgage, pledge, hypothecate, encumber (or permit to become encumbered) all or any portion of the Grantor Equity Interests;

(c) amend the governing documents of any Property Entity or the TRS Entity; or

(d) adopt a plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or reorganization with respect to Ashford Trust OP, Ashford Trust TRS, any Property Entity or the TRS Entity.

Section 7.2 Covenant to Use Reasonable Commercial Efforts. Ashford Trust OP and Ashford Prime OP shall each use commercially reasonable efforts and cooperate with each other in (a) promptly determining wither any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (under any applicable Law or regulation from any Governmental Authority or third party) in connection with the transactions contemplated by this Option Agreement and (b) following the exercise of the Purchase Option, promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, waivers, permits or authorizations.

Section 7.3 Covenant by Ashford Prime OP to Replace Ashford Trust OP as Guarantor Where Applicable.

(a) To the extent that, prior to the date of this Option Agreement, Ashford Trust has guaranteed any obligations under the Existing Mortgage or any portion thereof, or any management agreement or franchise matters or other agreement related to the Property (“Existing Guarantees”), Ashford Prime agrees to enter into substantially similar guarantees in favor of the lenders, managers, franchisors or other beneficiaries of such Existing Guarantees.

(b) To the extent that, prior to the date of this Option Agreement, Ashford Trust OP has entered into any Existing Guarantees, Ashford Prime OP agrees to enter into substantially similar guarantees in favor of the lenders, managers, franchisors or other beneficiaries of such Existing Guarantees.

Section 7.4 Covenant by Ashford Prime OP to Admit Ashford Trust OP as a Limited Partner. If the Purchase Option is Exercised, Ashford Prime OP shall amend the partnership agreement of Ashford Prime OP to reflect Ashford Trust OP as a limited partner, owning the Ashford Prime OP Units payable as the Property Purchase Price.

Section 7.5 Casualty. If, following exercise of the Purchase Option and prior to Closing, the Property is damaged by fire or other casualty which is fully insured (without regard to deductibles) and would cost not more than Ten Million Dollars ($10,000,000) to repair, then neither party shall have the right to terminate this Option Agreement by reason thereof, and the Closing shall take place without abatement of the Property Purchase Price and TRS Purchase Price, but Grantors shall assign to Optionees at the Closing all of Grantor’s interest in any insurance proceeds (except use and occupancy insurance, rent loss and business interruption insurance, and any similar insurance for the period preceding the Closing Date) that may be payable to Grantors on account of any such fire or other casualty, to the extent such proceeds have not been previously expended or are otherwise required to reimburse Grantors for actual expenditures of restoration, plus Ashford Prime OP shall credit the amount of any deductibles under any policies related to such proceeds to the Property Purchase Price. If any such damage due to fire or other casualty is insured and would cost in excess of Ten Million Dollars ($10,000,000), then Optionees may terminate their obligations under this Option Agreement by written notice given to Grantors within ten (10) days after Ashford Trust OP has given Ashford Prime OP notice of such damage or casualty. Should Optionees elect to proceed to Closing notwithstanding the amount of the insured loss, the Closing shall take place without abatement of the Property Purchase Price and TRS Purchase Price and at Closing, Grantors shall assign to Optionees the insurance proceeds and grant to Ashford Prime OP a credit against the Property Purchase Price equal to the amount of the applicable deductible.

Section 7.6 Condemnation. Following exercise of the Purchase Option and prior to Closing, Ashford Trust OP agrees to give Ashford Prime OP prompt notice of any notice it receives of any taking by condemnation of any part of or rights appurtenant to the Property. If such taking will materially interfere with the operation or use of the Property, the Optionees may terminate their obligations under this Option Agreement by written notice to Ashford Trust OP within ten (10) days after Ashford Trust OP has given Ashford Prime OP such notice of taking. If Optionees do not so elect to terminate this Option Agreement, or if such taking will not materially interfere with the operation or use of the Property, then the Closing shall take place as provided herein, and Grantors shall assign to Optionees at the Closing all of Grantor’s interest in any condemnation award which may be payable to Grantors on account of any such condemnation and, at Closing, Ashford Trust OP shall credit the Property Purchase Price by the amount, if any, of condemnation proceeds received by Grantors less (i) any amounts reasonably expended by Grantors in collecting such sums, (ii) any amounts reasonably used by Grantors to repair the Property as a result of such condemnation, and (iii) any amounts which are reasonably allocated to lost earnings or other damages or losses (other than unrepaired property damages) reasonably allocated or attributed to the period of time prior to Closing.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Indemnity.

(a) From and after the Closing, each party hereto (each of which is an “Indemnifying Party”) shall indemnify and hold harmless the other party and its Affiliates (each of which is an “Indemnified Party”) from and against any and all charges, complaints, claims, actions, causes of action, losses, damages, liabilities and expenses of any nature whatsoever (each, a “Claim”), including amounts paid in settlement, reasonable attorneys’ fees, costs of investigation, costs of investigative judicial or administrative proceedings or appeals therefrom and costs of attachment or similar bonds (collectively, “Losses”) arising out of or relating to, asserted against, imposed upon or incurred by the Indemnified Party in connection with or as a result of any breach of a representation, warranty or covenant of the Indemnifying Party contained in this Option Agreement or in any schedule, exhibit, certificate or affidavit or Closing Document (to the extent not known by Indemnified Party prior to Closing Date); provided, however, that: (i) no Optionee shall have any obligation under this Article to indemnify any Indemnified Party against any Losses to the extent that such Losses arise by virtue of (A) either Grantors’ breach of this Option Agreement, gross negligence, willful misconduct or fraud or (B) the operation of the business of Ashford Trust OP, the Property Entities, Ashford Trust TRS or the TRS Entity, or the ownership and operation of the Property for the period prior to the Closing Date; and (ii) no Grantor shall have any obligation under this Article to indemnify any Indemnified Party against any Losses to the extent that such Losses arise by virtue of (A) any diminution in value of the Property, (B) either Optionee’s breach of this Option Agreement, gross negligence, willful misconduct or fraud or (C) the operation of the business of Ashford Prime OP, the Property Entities, Ashford Prime TRS or the TRS Entity, or the ownership and operation of the Property for the period from and after the Closing Date; and

(b) Ashford Trust OP and Ashford Trust TRS shall indemnify Optionees and hold them harmless from and against all Losses arising from: (A) all Taxes of the Grantors for all Tax periods ending on or before the Closing Date, (B) with respect to any Tax period including but not ending on the Closing Date, all Taxes of the Grantors attributable to the portion of such Tax period that ends on and includes the Closing Date, and (C) all Taxes of any Person imposed on the Optionees as a transferee or successor, by contract or pursuant to any Law (including, but not limited to, Treasury Regulations Section 1.1502-6 and V.T.C.A., Tax Code, Chapter 171) with respect to obligations or relationships existing on or prior to the Closing Date or by agreements entered into or transactions entered into on or prior to the Closing Date; provided, however, that for the avoidance of doubt:

(i) Neither Ashford Trust OP nor Ashford Trust TRS shall have liability for any Taxes or Losses with respect to Taxes that are attributable to any transaction that occurs on or after the Closing.

(ii) Neither Ashford Trust OP nor Ashford Trust TRS shall have liability to either Optionee for any Losses attributable to Taxes with respect to (A) any Tax period beginning after the Closing Date, or (B) any portion of a straddle period (a Tax period which includes but does not end on the Closing Date) that accrue to the period following the Closing Date.

(iii) Neither Ashford Trust OP nor Ashford Trust TRS shall have liability for any transfer Taxes related to the transactions contemplated by this Option Agreement or the exercise of the Purchase Option, which shall be paid by Ashford Prime.

(c) From and after the Closing Date, Ashford Prime OP and Ashford Prime agree to jointly and severally indemnify and hold harmless Ashford Trust, Ashford Trust OP and their respective Affiliates from and against any and all Losses and Claims arising from and after the Closing Date under the Existing Guarantees, which Existing Guarantees, if any, shall be specifically identified to and acknowledged by Ashford Prime OP and Ashford Prime at the time of the Closing (the “Guarantee Schedule”). The obligations of Ashford Prime OP and Ashford Prime under this Section 8.1(c) shall continue as to each Existing Guarantee until such Existing Guarantee is terminated in accordance with its terms or Ashford Trust, Ashford Trust OP and their Affiliates, as applicable, are otherwise released in writing from such Existing Guarantees.

(d) For the avoidance of doubt, Ashford Trust OP and Ashford Trust TRS shall be jointly and severally liable to Optionees for any Losses for which Optionees are entitled to indemnification under this Article VIII, and Optionees shall be jointly and severally liable to Ashford Trust OP and Ashford Trust TRS for any Losses for which Ashford Trust OP and Ashford Trust TRS are entitled to indemnification under this Article VIII.

Section 8.2 Notice of Claims. At the time when any Indemnified Party learns of any potential Claim against the Indemnifying Party it will promptly give written notice (a “Claim Notice”) to the Indemnifying Party; provided that failure to do so shall not prevent recovery under this Option Agreement, except to the extent that the Indemnifying Party shall have been materially prejudiced by such failure. Each Claim Notice shall describe in reasonable detail the facts known to such Indemnified Party giving rise to such Claim, and the amount or good faith estimate of the amount of Losses arising therefrom. Unless prohibited by Law, such Indemnified Party shall deliver to the Indemnifying Party, promptly after such Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by such Indemnified Party relating to claims asserted by third parties (“Third Party Claims”). Any Indemnified Party may at its option demand indemnity under this Article VII as soon as a Claim has been threatened by a third party, regardless of whether an actual Loss has been suffered, so long as such Indemnified Party shall in good faith determine that such claim is not frivolous and that such Indemnified Party may be liable for, or otherwise incur, a Loss as a result thereof.

Section 8.3 Third Party Claims. The Indemnifying Party shall be entitled, at its own expense, to assume and control the defense of any Claims based on Third Party Claims, through counsel chosen by the Indemnifying Party and reasonably acceptable to such Indemnified Party (or any Person authorized by such Indemnified Party to act on its behalf), if it gives written notice of its intention to do so to such Indemnified Party within 30 days of the receipt of the applicable Claim Notice; provided, however, that such Indemnified Party may at all times participate in such defense at its expense. Without limiting the foregoing, in the event that the Indemnifying Party exercises the right to undertake any such defense against a Third Party Claim, such Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party (unless prohibited by Law), at the Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in such Indemnified Party’s possession or under such Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party. No compromise or settlement of such Third Party Claim may be effected by either such Indemnified Party, on the one hand, or the Indemnifying Party, on the other hand, without the other’s consent (which consent shall not be unreasonably withheld, conditioned or delayed) unless (i) there is no finding or admission of any violation of Law and no effect on any other claims that may be made against such other party and (ii) each Indemnified Party that is party to such other claim is released from all liability with respect to such other claim.

Section 8.4 Procedure for Indemnification. Upon determination of the amount of a Claim that is binding on both the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall, within ten (10) days of the date such amount is determined, pay the amount of such Claim by wire transfer of immediately available funds to an account designated by the Indemnified Party.

Section 8.5 Expiration.

(a) Subject to the limitations set forth in Section 8.5(b) below, all representations, warranties, covenants and agreements (including those relating to indemnification in Section 8.1) made herein shall survive the Closing Date.

(b) All representations, warranties and covenants of the Indemnifying Party contained in this Option Agreement shall survive until twelve months after the Closing Date (the “Expiration Date”); provided, however, (i) the representations and warranties set forth in Section 3.11 or Section 4.9 with respect to Taxes, shall survive Closing until the expiration of the applicable statute of limitations for making a claim for such matters, and (ii) the covenants set forth in Section 8.1(c) shall survive Closing without limitation. If written notice of a claim in accordance with the provisions of this Article VIII has been given prior to the Expiration Date, then the relevant representation, warranty and covenant shall survive, but only with respect to such specific claim, until such claim has been finally resolved. Any claim for indemnification not so asserted in writing by the Expiration Date, as applicable, may not thereafter be asserted and shall forever be waived.

Section 8.6 Limitations on Amount.

(a) Except as provided in subparagraph (b) below, neither Ashford Trust OP nor Ashford Trust TRS shall have any liability under Section 8.1 for any Losses hereunder (i) unless and until the aggregate total amount of all such Losses for which Ashford Trust OP or Ashford Trust TRS would, but for this provision, be liable exceeds, on a cumulative basis, one percent (1%) of the aggregate of the Property Purchase Price and the TRS Purchase Price on the Closing Date, and then only to the extent of such excess, (ii) in excess of, on a cumulative basis, five percent (5%) of the aggregate of the Property Purchase Price and the TRS Purchase Price.

(b) The limitations set forth in Section 8.6(a) above shall not apply to any Losses resulting from Claims made under Section 8.1(c).

ARTICLE IX

MISCELLANEOUS

Section 9.1 Additional Definitions For the purposes of this Option Agreement, the following terms shall have the following meanings:

(a) “Affiliate” means, with respect to any Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, for purposes of this Option Agreement, Ashford Prime and the Optionees shall not be deemed to be Affiliates of Ashford Trust and the Grantors.

(b) “Business Day” means any day that is not a Saturday, Sunday or legal holiday in the State of Texas.

(c) “Code” means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated or issued thereunder.

(d) “Governmental Authority” means any government or agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

(e) “Law” means laws, statutes, rules, regulations, codes, Orders, ordinances, judgments, injunctions, decrees and policies of any Governmental Authority.

(f) “Liens” means all pledges, claims, liens, charges, restrictions, controls, easements, rights of way, exceptions, reservations, leases, licenses, grants, covenants and conditions, Encumbrances and security interests of any kind or nature whatsoever.

(g) “Order” means any order, writ, judgment, injunction, decree, ruling, assessment, stipulation, determination or award entered by or with any court or other Governmental Authority or arbitrator.

(h) “Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

(i) “Tax” means all federal, state, local and foreign income, property, withholding, sales, franchise, employment, excise and other Taxes, tariffs or governmental charges of any nature whatsoever, including estimated Taxes, together with penalties, interest or additions to Tax with respect thereto.

(j) “Tax Return” means any return, declaration, report, claim for refund, or information return or statement related to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

Section 9.2 Amendment. Any amendment hereto shall be in writing and signed by all parties hereto. No waiver of any of the provisions of this Option Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

Section 9.3 Entire Agreement; Counterparts; Applicable Law. This Option Agreement and all ancillary agreements executed in connection with this Option Agreement (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) may be executed in several counterparts, each of which will be deemed an original and all of which shall constitute one and the same instrument and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Texas without giving effect to the conflict of law provisions thereof.

Section 9.4 Assignability. This Option Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Option Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect; provided, however, that Optionees may assign this Option Agreement, the Closing Documents and any agreement contemplated hereunder or thereunder to Ashford Prime or to an Affiliate of either Optionee or Ashford Prime without the consent of either Grantor. In the event that Optionees assign this Option Agreement as provided herein, Optionees shall remain fully liable under this Option Agreement to issue the Ashford Prime OP Units and shall not be released from any of the obligations and liabilities included herein following such assignment.

Section 9.5 Titles. The titles and captions of the Articles, Sections and paragraphs of this Option Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Option Agreement.

Section 9.6 Third Party Beneficiary. No provision of this Option Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, Affiliate, stockholder, partner, director, officer or employee of any party hereto or any other Person or entity; provided, however, that Article VIII of this Option Agreement shall be enforceable by and shall inure to the benefit of the Persons described therein.

Section 9.7 Severability. If any provision of this Option Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Option Agreement and application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Option Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by an Optionee to effect such replacement.

Section 9.8 Equitable Rights. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Option Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Option Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of Texas (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.9 Attorneys’ Fees. In connection with any litigation or a court proceeding arising out of this Option Agreement, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorneys’ fees and legal assistants’ fees and costs whether incurred prior to trial, at trial or on appeal.

Section 9.10 Notices; Exercise of Purchase Option. Any notice or demand which must or may be given under this Option Agreement (including the exercise by Optionees of the Purchase Option) or by law shall, except as otherwise provided, be in writing and shall be deemed to have been given (i) when physically received by personal delivery (which shall include the confirmed receipt of a telecopied facsimile transmission), or (ii) three (3) Business Days after being deposited in the United States certified or registered mail, return receipt requested, postage prepaid, or (iii) one (1) Business Day after being deposited with a nationally known commercial courier service providing next day delivery service (such as Federal Express); addressed and delivered or telecopied (a) in the case of a notice to the Optionees at the following address and telecopy number:

c/o Ashford Hospitality Advisors LLC

14185 Dallas Parkway, Suite 1100

Dallas, Texas 75254

Phone: (972) 490-9600

and (b) in the case of a notice to a Grantors, to:

14185 Dallas Parkway, Suite 1100

Dallas, Texas 75254

Phone: (972) 490-9600

Section 9.11 Computation of Time. Any time period provided for herein which shall end on a Saturday, Sunday or legal holiday shall extend to 5:00 p.m. of the next full Business Day. All times are Central Standard Time.

Section 9.12 Time of the Essence. Time is of the essence with respect to all obligations of the Grantors under this Option Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Option Agreement, or caused the Option Agreement to be duly executed on its behalf, as of the date first above written.

OPTIONEES:

ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP

By:	Ashford Prime OP General Partner LLC, its general partner

	By:	/s/ David Brooks
David Brooks, Vice President

ASHFORD PRIME TRS CORPORATION

By:	/s/ David Kimichik
David Kimichik, President

Gateway Option Agreement – Signature Page

GRANTORS:

ASHFORD HOSPITALITY LIMITED PARTNERSHIP

By:	Ashford OP General Partner LLC, its general partner

	By:	/s/ David Brooks
David Brooks, Vice President

ASHFORD TRS CORPORATION

By:	/s/ David Kimichik
David Kimichik, President

Gateway Option Agreement – Signature Page

ACKNOWLEDGEMENT AND AGREEMENT:

The undersigned has executed this Option Agreement to acknowledge and agree to the provisions of this Agreement imposing obligations on Ashford Hospitality Prime, Inc., including but not limited to Section 7.3 and Article VIII.

ASHFORD HOSPITALITY PRIME, INC.

By:	/s/ David Brooks
David Brooks, Chief Operating Officer and General Counsel

CONSENT TO PLEDGE:

The undersigned is the sole general partner of Ashford Prime OP and hereby consents to the pledge by Ashford Trust OP under the Ashford Trust Credit Facility of any Ashford Prime OP Units issued to Ashford Trust OP in connection with the exercise of this Option Agreement.

ASHFORD PRIME OP GENERAL PARTNER LLC

By:	/s/ David A. Brooks
David A. Brooks, Vice President

Gateway Option Agreement – Signature Page

LIST OF SCHEDULES AND EXHIBITS

Exhibits

Exhibit A – Description of Property

Exhibit B – Purchase Notice

Exhibit C – Form of Assignment Agreement

Schedules

Schedule 3.10 – Taxes of Ashford Trust OP

Schedule 3.11 – Claims or Litigation related to Ashford Trust OP

Schedule 4.9 – Taxes of Ashford Trust TRS

Schedule 4.10 – Claims or Litigation related to Ashford Trust TRS

Gateway Option Agreement – List of Schedules and Exhibits

Exhibit “A”

PROPERTY DESCRIPTION

Tract 1:

Parcel 1, containing 100,012 square feet, more or less, as shown on “Plat Showing the Resubdivision of the Property of Eads Associates, a Limited Partnership” attached to a Deed of Resubdivision and Easement recorded in Deed Book 2231, page 1330, among the land records of Arlington County, Virginia, and more particularly described as follows:

BEGINNING at the intersection of the westerly right of way line of South Jefferson-Davis Highway, U.S. Rte. 1, with the northerly right of way line of 18th Street South, said point of beginning being the southeasterly corner of property of Eads Associates as acquired in Deed Book 1997, page 1214 of the land records of Arlington County, Virginia; thence running with said northerly right of way line of 18th Street South, along the following courses and distances: S. 79° 04’ 35” W. 11.74 feet to the P. C. of a curve to the left; thence continuing 83.47 feet along the arc of said curve to the left, which curve has a radius of 8,739.68 feet, the chord of which arc bears S. 78°48’ 10” W, 83.47 feet to the P. T.; thence continuing S. 78°31’45” W. 53.05 feet to the P.C. of a curve to the right; thence 34.04 feet along the arc of said curve to the right, which curve has a radius of 20.00 feet, the chord of which arc bears N. 52°43’01.5” W. 30.08 feet to the P. T; thence still continuing 63.93 feet along the arc of a curve to the right, which curve has a radius of 2,919.79 feet, the chord of which arc bears S. 3°20’17” E. 63.93 feet to a point lying in the original northerly right of way line of 18th Street South; thence still continuing S. 85°56’59’W. 30.01 feet to this intersection with the easterly right of way line of South Eads Street; thence running with said easterly right of way line of South Eads Street, 420.99 feet along the arc of a curve to the left ,which curve has a radius of 2,889.79 feet, the chord of which arc bears N. 6°52’06.5” W. 420.62 feet to the P. T; thence still continuing N 11 °02’ 31” W. 97.16 feet to a point; thence departing from the easterly right of way line of South Eads Street and running through the property of Eads Associates S. 87°50’00” E. 247.90 feet to a point in the new westerly right of way line of South Jefferson-Davis Highway, U.S. Route 1; thence running with said new westerly right of way line of South Jefferson-Davis Highway, along the following courses and distances: S. 3°08’36” E. 67.80 feet; S. 86°51’24” W. 2.00 feet S. 3°8’36” E 118.00 feet; N. 86°51’24” E. 2.00 feet; S. 3°8’36” E. 15.50 feet; thence 103.46 feet along the arc of a curve to the right, which curve has a radius of 3,331.66 feet, the chord of which arc bears S. 2°15’ 13.5” E. 103.45 feet; N. 88°38’09” E. 1.00 feet; thence 84.20 feet along the arc of a curve to the right, which curve has a radius of 3,332.66 feet, the chord of which arc bears S. 0 ° 38’25.5” E. 84.19 feet to a P. C. C; thence continuing 38.36 feet along the arc of a curve to the right, which curve has a radius of 2,845.79 feet, the chord of which arc bears S. 0°28’ 10” W. 38.35 feet to the point of beginning; containing 100,012 square feet of land, more or less,

Tract 2:

Parcel 2B, containing 46,553 square feet, more or less, as shown on “Plat Showing the Resubdivision of the Property of Eads Associates, a Limited Partnership” attached to a Deed of Resubdivision and Easement recorded in Deed Book 2231, page 1330, among the land records of Arlington County, Virginia, and more particularly described as follows:

Gateway Crystal City, Virginia

BEGINNING at a point lying in the southerly right of way line of 15th Street South, said point of beginning being the P.C. of a return curve located at the intersection of the aforesaid southerly right of way line of 15th Street South with the new westerly right of way line of South Jefferson Davis Highway, U.S. Route 1 as established by the Virginia Department of Highways and Transportation, said point of beginning lying 70 feet from the Virginia Department of Highways and Transportation construction centerline of 15th Street South; thence 74.39 feet along the arc of a curve to the right, which curve has a radius of 44. 75 feet, the chord of which arc bears S, 46°02’ 22.5” E. 66.12 feet to a P. R. C., said P. R. C. lying in the westerly right of way line of South Jefferson Davis Highway, U.S. Route 1; thence 4.02 feet along the arc of a curve to the left, which curve has a radius of 1,916.86 feet, the chord of which arc bears S. 1°31’ 27.5” W., 4.02 feet to a point; thence still continuing with said right of way line N. 88°32’ 09’ W., 12.00 feet; thence still continuing 155.11 feet along the arc of a curve to the left, which curve has a radius of 1,928.86 feet, the chord of which arc bears S. 0°50’22.5” E. 155.07 feet to the P.T; thence still continuing S. 3°08’36” E. 29.42 feet; S. 86°51’24” W. 1.00 feet, and S. 3°08’36” E, 91.20 feet to a point; thence departing from said right of way line and crossing the lands of Eads Associates as same appears duly platted and recorded in Deed Book 1997, page 1214, among the land records of Arlington County, Virginia, N. 87°50’00” W. 247.90 feet to a point, said point lying in the easterly right of way line of South Eads Street (25 feet distant from the centerline thereof); thence running with a portion of said easterly right of way line of South Eads Street, N. 11°02’31” W. 35.63 feet to a point, said point being the southwesterly corner of the property of Eads Condominium Corp. as same appears duly recorded in Deed Book 2171, page 100, among the aforesaid land records; thence departing from said street line and running with the southerly and easterly boundary of the property of Eads Condominium Corp. along the following courses and distances: S. 87°50’00” E. 79.20 feet; N. 02°10’ 00” E. 75.96 feet; N 42°50’ 00” W. 26.63 feet; N. 47°10’ 00” E. 63.92 feet; N. 2°10’ 00” E. 4.71 feet; N. 42°50’ 00” W. 13.42 feet; N. 47°10’ 00” E. 35.06 feet; N. 2°10’ 00” E. 16.38 feet; N. 47°10’ 00” E. 23.74 feet; S. 87°50’ 00” E. 16.38 feet; N. 47°10’ 00” E. 33.11 feet; N. 2°10’ 00” E. 31.11 feet; N. 87°50’ 00” W., 18.36 feet and N. 2°10’ 00” E. 17.72 feet to a point, said point lying in the aforementioned southerly right of way line of 15th Street South (70 feet distant from the VDH&T construction centerline); thence running with a portion of the new southerly right of way line of 15th Street South, N. 86°20’11” E. 41.52 feet to the point of beginning, containing 46,553 square feet of land, more or less.

AND BEING a portion of the same property conveyed to EADS Associates, a Virginia limited partnership, by deed from Washington Brick and Terra Cotta Company, a Virginia limited partnership, dated August 15,1979, and recorded September 25, 1979, in Deed Book 1997, page 1214 among the land records of Arlington County, Virginia.

Tract 3:

TOGETHER WITH non-exclusive easements for pedestrian and vehicular ingress and egress to and from the underground parking garages of Phase 11 and the Residential Building as defined in Paragraph 1(a) of that certain Easement Agreement by and between EADS CONDOMINIUM CORPORATION, a Virginia corporation, and EADS ASSOCIATES, a Virginia limited partnership, dated August 28, 1986, and recorded September 2, 1986, in Deed Book 2232, page 1307.

Gateway Crystal City, Virginia

EXHIBIT B

Form of

PURCHASE NOTICE

[Insert Notice Date]

Reference is made to that certain Option Agreement Crystal Gateway Marriott, dated as of November 19, 2013 by Ashford Hospitality Prime Limited Partnership (“Ashford Prime OP”) and Ashford Hospitality Limited Partnership (“Ashford Trust OP”) with respect to the Property Entities (defined therein) and Ashford TRS Corporation (“Ashford Trust TRS”) and Ashford Prime TRS Corporation (“Ashford Prime TRS”), with respect to the TRS Entities (defined therein) (the “Option Agreement”). Capitalized terms used but not defined herein have the meaning set forth in the Option Agreement.

Ashford Prime OP, together with Ashford Prime TRS (collectively, the “Optionees”) hereby exercise the option to acquire the Ashford Trust Equity Interests in exchange for the Property Purchase Price and the Ashford Trust TRS Equity Interest in exchange for the TRS Purchase Price, subject to the terms and conditions set forth in the Option Agreement. The Closing Date shall be [Insert Closing Date], which date is not later than the first day of a calendar month following [Date 90 days from date of notice].

ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP

By:	Ashford Prime OP General Partner LLC, its general partner

By:
Name:
Title:

ASHFORD PRIME TRS CORPORATION

By:
Name:
Title:

EXHIBIT C

ASSIGNMENT, ASSUMPTION AND ADMISSION AGREEMENT

[Insert Property Entity or TRS Entity]

This Assignment, Assumption and Admission Agreement, dated as of [Insert date] (this “Agreement”), is entered into by and between [Ashford Hospitality Limited Partnership (“Ashford Trust OP”) and Ashford Hospitality Prime Limited Partnership (“Ashford Prime OP”)] or [Ashford TRS Corporation (“Ashford Trust TRS”) and Ashford Prime TRS Corporation (“Ashford Prime TRS”)]. Capitalized terms used and not otherwise defined herein have the meanings set forth in the [Insert applicable organizational document] (as defined below).

W I T N E S S E T H :

WHEREAS, [Insert Appropriate Whereas clauses to (i) identify the Property Entity or the TRS Entity, as applicable, (ii) describe the ownership structure of such entity, and (iii) identify the parties with authority to consent to the transfer e.g. general partner, members];

WHEREAS, [Ashford Trust OP/Ashford Trust TRS] desires to assign, transfer and convey all of its Conveyed Interest in the [Property Entity/TRS Entity] to Ashford Prime OP, and Ashford Trust OP desires to cease to be a [Limited Partner/Member] of such entity;

WHEREAS, [Ashford Prime OP/Ashford Prime TRS] desires to acquire and accept the Conveyed Interest, and [Ashford Prime OP/Ashford Prime TRS] desires to be admitted to the [Partnership/Company] as a successor [Limited Partner of the Partnership/Member of the Company];

NOW, THEREFORE, the undersigned, in consideration of the premises, covenants and agreements contained herein, do hereby agree as follows:

1. Assignment and Assumption. For good and valuable consideration received, the receipt and sufficiency of which are hereby acknowledged, upon the execution of this Agreement by the parties hereto, [Ashford Trust OP/Ashford Trust TRS] does hereby assign, transfer and convey the Conveyed Interest to [Ashford Prime OP/Ashford Prime TRS], and [Ashford Prime OP/Ashford Prime TRS] does hereby accept such Conveyed Interest and agrees to become a [Limited Partner of the Partnership and to be bound by the terms and conditions of the Partnership Agreement][Member of the Company and to be bound by the terms and conditions of the LLC Agreement.

2. Admission. Contemporaneously with the assignment of the Conveyed Interest described in paragraph 1 of this Agreement, [Ashford Prime OP/Ashford Prime TRS] shall be admitted to the [Partnership as a substitute Limited Partner of the Partnership][Company as a Member of the Company] without any further action by any Person.

1

3. Withdrawal. Contemporaneously with the admission of [Ashford Prime OP/Ashford Prime TRS] as a successor [Limited Partner of the Partnership][Member of the Company], [Ashford Trust OP/Ashford Trust TRS] shall cease to be a [Limited Partner of the Partnership][Member of the Company] without any further action by any Person.

4. [Partnership Agreement/LLC Agreement]. Except as hereby amended to reflect the substitution of a [Limited Partner/Member], the [Partnership Agreement/LLC Agreement] shall remain in full force and effect.

5. Condition Precedent. The obligation and ability of each party to effect the assignment of the Conveyed Interest contemplated by this Agreement is subject to [Identify any conditions precedent to the transfer – e.g. Lender consents].

6. Future Cooperation. Each of the parties hereto agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Agreement.

7. Binding Effect of this Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

8. Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

9. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of [Delaware], all rights and remedies being governed by such laws without regard to principles of conflict of laws.

[Signature page follows]

2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ASSIGNOR:

[Insert appropriate signature block]

ASSIGNEE:

[Insert appropriate signature block]

[Insert any acknowledgement or consent language required, e.g. consent of general partner]

Assignment, Assumption and Admission Agreement

Signature Page

Schedule 3.10

Taxes of Ashford Trust OP

None.

Gateway Option Agreement – Schedules

Schedule 3.11

Claims or Litigation related to Ashford Trust OP

None.

Gateway Option Agreement – Schedules

Schedule 4.9

Taxes of Ashford Trust TRS

None.

Gateway Option Agreement – Schedules

Schedule 4.10

Claims or Litigation related to Ashford Trust TRS

None.

Gateway Option Agreement – Schedules